CONFIDENTIAL
Exhibit 10(i)(M)

Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
Product Purchase And Capacity Reservation Agreement
- hereinafter referred to as the “Agreement” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Infineon Technologies AG
having a place of business at St.-Martin-Str. 53, 81541 Munich, Germany
- hereinafter referred to as “Infineon” -
- SMIC and Infineon hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon and SMIC, concurrently with this Agreement, have entered into an agreement regarding the transfer of certain know how and technologies by Infineon to SMIC for the manufacture of Contract Products (as defined below) and under which Infineon grants to SMIC certain rights to manufacture and sell Contract Products only to Infineon and/or the Infineon Subsidiaries (as defined below);
WHEREAS, Infineon is committed to purchase from SMIC and SMIC is committed to sell to Infineon, subject to the mutually agreed Reserved Capacity (as defined below), all Contract Products produced by SMIC for Infineon and/or the Infineon Subsidiaries;
WHEREAS, the Parties wish to establish terms and conditions to govern such transactions;
NOW, THEREFORE, the Parties agree as follows:
Article 1 - Definitions
For the purpose of this Agreement, the terms set forth in this Article 1, when employed in capital letters, either in the singular or plural form, are defined to mean the following:
1.1	“Commodity DRAM Products” shall mean mainstream DRAM products, which have a highly standardized specification according to JEDEC or its successor organization.

1.2	“Component” shall mean a finished integrated circuit after assembly and final testing.

1.3	“Contract Products” shall have the same meaning as defined in the Know How Transfer Agreement.

1.4	“Contract Process” shall have the same meaning as defined in the Know How Transfer Agreement.

1.5	“Delivery Month” shall mean the month during which a Contract Product is delivered by SMIC to Infineon or a Subsidiary of Infineon.

1.6	“Die” shall mean an individual integrated circuit on a Wafer.

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1.7	“Effective Date” shall mean the date upon which this Agreement enters into force as per Article 17 below.

1.8	“Engineering Lot” shall mean a Lot which is processed to experiment with changes in the manufacturing process or products, evaluate new processes, or that are Risk Starts.

1.9	“Frontend Fab Cluster” shall have the same meaning as defined in the Know How Transfer Agreement.

1.10	“Good Die” shall mean all Dies fulfilling the relevant Contract Product specification.

1.11	“Holds” shall mean a suspension of processing of Wafers that is intended to be temporary.

1.12	“Know How Transfer Agreement” shall mean that certain agreement entered into between Infineon and SMIC simultaneously with this Agreement, under which Infineon transfers certain know how and technologies to SMIC for the manufacture of Contract Products.

1.13	“Lot” shall mean a group of Wafers which are processed as a group. Each lot will be assigned a specific alpha/numeric identification that distinguishes it from any other group that contains the same type of Die so that each Lot can be separately identified and tracked throughout the life of all Die produced in a Lot.

1.14	“Market Price” for each Delivery Month shall mean the monthly average price for a Component according to the daily average DRAM spot market price as set forth on the DRAMeXchange Marketing Information System, calculated over the period of the respective Sales Month, differentiated by density, type and quality grade.

1.15	“Non-Conforming Products” shall mean Contract Products, Dies or Wafers which do not fully comply with one or more of the following yield limits or WAT parameter limits described as follows:
-	Based on statistical analysis of screen yield and test sequence limited yield, Infineon MP Q will determine maverick limits for these yield parameters below which Lots have to be downgraded to Non-Conforming Product,

-	Based on process reliability analysis electrical parameter limits for transistors and metallization sheet resistances will be defined by Infineon. The determination of these limits will be done on SMIC hardware at Infineon and is part of the SQ at SMIC.
1.16	“Reserved Capacity” shall mean the extent of the production capacity of SMIC which is used by SMIC to manufacture Contract Products for Infineon and/or Infineon’s Subsidiaries as further specified in Annex 2.

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1.17	“Risk Starts” shall be defined as Wafers related to Die or fabrication process changes that have not been released to production by Infineon and SMIC, but which are based upon or utilize an existing fabrication process used by SMIC.

1.18	“Rush Lot” shall mean Wafer Lots which are to be processed on an accelerated basis.

1.19	“Sales Month” shall mean the month which is one (1) month later than the relevant Delivery Month.

1.20	“Scrap Contract Products” shall mean Dies or Wafers that do not fully comply with the specifications given within the appropriate document of the Frontend Fab Cluster for the respective technology as follows.

For each technology there is a minimum number of Good Dies per Wafer requested by Infineon. Wafers with a number of Good Dies below this limit shall be considered “Scrap Contract Products.” SMIC will be informed about this number as soon as reasonably possible but no later than at Shipment Qualification at SMIC for the respective technology.

Based on process reliability analysis electrical parameter limits for transistors, metallization sheet resistances and dielectrics and in-line parameter limits for node dielectric will be defined by Infineon. The determination of these limits will be done on SMIC hardware at Infineon and is part of the SQ at SMIC.

1.21	“Shipment Qualification” or “SQ” shall have the same meaning as in the Know How Transfer Agreement.

1.22	“Subsidiary” shall have the same meaning as defined in the Know How Transfer Agreement.

1.23	“Synchronization Level C” shall mean a certain level of synchronization of key electrical and key inline parameters of a respective Contract Product in order to assure the customer requirement of identical form, fit and function, including synchronization of process sequence and key unit process outputs. The following criteria have to be fulfilled to achieve this synchronization level:
-	Full synchronization for inline parameters (determined by construction analysis), reliability of the product and electrical performance of the Contract Product determined by DCTC (direct current and timing characterization),

-	Full synchronization of key inline and key electrical parameters, with a target for cp/cpk values of >1 (higher than one),

-	Synchronization of process flow and key unit process output.
1.24	“Term” [Replaced in Addendum #5].

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1.25	“Tool Category 1” shall mean that technical requirements of a certain process step result in the necessity to use the identical tool at every Frontend Fab Cluster site; economical or strategic reasons could allow one different equipment well defined by the Infineon CEC (Cluster Equipment Council) and agreed upon between Infineon and SMIC. Processes of this category are listed in the corresponding Tool Category 1 list released by CEC.

1.26	“Transfer Price” shall mean the respective price charged to Infineon and/or Infineon’s Subsidiaries by SMIC for Contract Products according to Annex 1.

1.27	“Wafer” shall mean a crystalline substrate for integrated circuit production which when fully processed consists of several potential finished Dies of various grades.
Article 2 – Subject of this Agreement
2.1	[Replaced in Addendum #5]

2.2	Infineon shall have the right and the obligation to purchase Contract Products up to the Reserved Capacity, subject to Infineon’s placing of purchase orders within the scope of the Reserved Capacity and SMIC’s acceptance thereof. For the avoidance of doubt, either Party’s obligations under this Section 2.2 are principal obligations to this Agreement, and any failure under such obligations may constitute a material breach under Section 17.4.2. hereunder.
Article 3 – Ordering, Capacity and Shipment
3.1	Pre-Qualification Risk Starts and Engineering Lots

3.1.1	Notice. SMIC shall inform Infineon upon the commencement of any Risk Starts or Engineering Lots, in both cases, started prior to qualification pursuant to the terms and conditions of this Agreement. Such notification shall indicate the number of Risk Starts and Engineering Lots, as the case may be, to be started by SMIC or SMIC Subsidiaries, and the date of such commencement.

3.1.2	Disposition of Risk Starts/Engineering Lots. [Replaced in Addendum #3]

3.2	Rights to Reserved Capacity and Obligation to Purchase

Subject to Infineon’s or its Subsidiaries’ placing of purchase orders within the scope of the Reserved Capacity, SMIC agrees to manufacture or have manufactured at one of the SMIC Subsidiaries, and sell in full, the Reserved Capacity of Contract Products to Infineon and/or the

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Infineon Subsidiaries. Infineon agrees to buy in full the Reserved Capacity of Contract Products, directly or indirectly through the Infineon Subsidiaries.
3.3	Forecasts

[Replaced in Addendum #4]

3.4	Purchase Orders

Four (4) working days prior to the beginning of each Delivery Month, Infineon shall issue to SMIC or the SMIC Subsidiaries, as applicable, a non-cancelable purchase order (“Purchase Order”). The Purchase Order shall specify Contract Product mix and quantity based upon the agreed forecasts, and shall be in an amount sufficient to cover SMIC’s forecast output, by Contract Product mix and by mix of Dies during such month, and shall specify the applicable price and valid date. SMIC shall be obliged to accept the Purchase Order if it is within the scope of the Reserved Capacity and shall confirm acceptance thereof within three (3) working days after its receipt. Should output during a quarter (based on the Reserved Capacity per month as set forth on Annex 2 multiplied by 3) fall below the ordered quantities of Contract Products, Infineon shall accept delivery of the deficient quantities and issue to SMIC a supplementary Purchase Order to cover such shortfall. Should output during a quarter exceed the ordered quantities of Contract Products, Infineon shall accept delivery of the additional quantities and issue to SMIC a supplementary Purchase Order to cover such excess.

3.5	Additional Capacity Requests by Infineon

In the event that Infineon requests from SMIC additional Wafer fabrication capacity above the Reserved Capacity for processing Contract Products, the Parties shall discuss in good faith the terms and conditions of the manufacture of Wafers to fulfill such additional capacity.

If Infineon desires to increase its demand for Commodity DRAM contract manufacturing elsewhere in China, the Parties shall, prior to Infineon entering into any agreement with a third party to provide such additional capacity, other than a memorandum of understanding or a letter of intent or such similar non-binding document, discuss in good faith the possibility of SMIC meeting such demand.

3.6	Capacity Increase by SMIC/ Third Party Demand

[Replaced in Addendum #2]

3.7	Capacity Records

Throughout the Term of this Agreement, SMIC and it Subsidiaries shall cooperate with Infineon to maintain records that accurately reflect utilization of the Reserved Capacity by Infineon and/or the Infineon Subsidiaries. SMIC, the SMIC Subsidiaries, and Infineon shall cooperate to

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mutually verify these records for accuracy and completeness as often as Infineon may reasonably request but in no event more frequently than monthly.

3.8	Shipping

SMIC or the SMIC Subsidiaries shall ship on at least a weekly basis, the Contract Products to Infineon or, at the request of Infineon, to an Infineon Subsidiary or to subcontractors of Infineon, in each case, based on Infineon’s instructions as set forth in the relevant Purchase Order. Infineon shall provide SMIC with assistance in meeting its shipping requirements. All freight and other shipping charges, and all duties, sales, excise or other taxes initiated by such shipments (other than taxes based on the net income or assets of the SMIC) shall be paid by Infineon. Title and risk of loss shall pass “FCA Shanghai” according to INCOTERMS 2000.

3.9	Rescheduling Revisions to Purchase Orders

Infineon may reschedule or change the mix of Contract Products it has ordered in a Purchase Order by giving notice prior to the scheduled delivery, provided that (i) SMIC will have the materials and the capability to fulfill such revised Purchase Order within the time available; (ii) Infineon shall pay for any additional costs incurred by SMIC and relating to such revisions and (iii) Infineon shall buy and take the Contract Products already manufactured pursuant to the original Purchase Order. Such change of Purchase Order shall not affect the obligation of Infineon to take and pay for the production output of the Reserved Capacity.
Article 4 – Price and Payment
4.1	SMIC or the SMIC Subsidiaries shall sell all Contract Products (other than pre-qualification Risk Starts and Engineering Lots, and Scrap Contract Products) manufactured by it to Infineon, or at the request of Infineon to an Infineon Subsidiary, on the basis of the Transfer Price as set forth in Annex 1.

4.2	Fifteen (15) days before each Delivery Month but no later than four (4) days before each Delivery Month, Infineon and SMIC shall agree on the estimated Transfer Prices (based on ninety-five percent (95%) of the Market Price of the month preceding the Delivery Month) for the Contract Products of such Delivery Month. Infineon shall use such estimated Transfer Price when placing the Purchase Orders with SMIC for such Delivery Month.

4.3	Infineon shall calculate the actual Market Price for a specific Delivery Month as soon as possible and inform SMIC, but in no case later than forty-five (45) days after the end of the respective Sales Month.

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4.4	Using the actual Market Price established according to Section 4.3 above, SMIC shall calculate the actual Transfer Price for such specific Delivery Month and compare this actual Transfer Price with the original invoiced Transfer Price. If the original invoiced Transfer Price is higher than the actual Transfer Price, the difference shall be credited to Infineon by SMIC. If the original invoiced Transfer Price is lower than the actual Transfer Price, the difference shall be debited to Infineon by SMIC. Such debits and credits shall be accumulated by SMIC over the span of a calendar quarter and the balance shall be credited or debited to Infineon within fifteen (15) days after the end of each such quarter.

4.5	SMIC shall issue to Infineon an invoice promptly upon each shipment of Contract Products. All payment terms shall be net [***] days after the end of each given calendar month. Interest at the rate of one (1) percent per month, pro rated on a daily basis, shall be paid on all late amounts. Interest will be calculated based on the original net [***] due date.
Article 5 – Processing
5.1	Scrap Contract Products; Non-Conforming Products

Dies and Wafers being processed by SMIC may need to be scrapped from time to time due to product quality issues, defects, or process errors resulting in non compliance with the specifications of the respective Contract Product.

5.1.1	Non-Conforming Products. [Replaced in Addendum #4]

5.1.2	Scrap Contract Products. [Replaced in Addendum #5]

5.2	Engineering Lots, Risk Starts, Holds, and Rush Lots

Processing of Engineering Lots, Holds, Rush Lots, and Risk Starts shall be managed by SMIC with the goals of minimizing the overall impact on cycle time, efficiency and cost, and equalizing the capacity and cost impact on Infineon. SMIC may establish limits on the numbers and types of any such lots. SMIC will use best efforts to meet Infineon’s requests on a non-discriminatory basis.

5.3	Customer Returns

Infineon shall handle all customer returns of Contract Products, except for Scrap Contract Products and pre-qualification Risk Starts and Engineering Lots sold by SMIC. SMIC shall take reasonable actions to support immediate root cause analysis.

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5.4	Mask Cost

Infineon agrees to order at least [***] Wafers by [***] for the initial Contract Product. Thereafter, Infineon shall order at least [***] Wafers of each additional Contract Product within three years from shipment qualification. If Infineon fails to place such orders, the Parties shall meet to re-discuss the mask cost. If Infineon places such orders, SMIC shall bear the costs of masks in accordance with Section 2.11 of the Know How Transfer Agreement. Any additional mask cost charges resulting from a redesign of an existing Contract Product shall be borne by Infineon.
Article 6 – [RESERVED]
Article 7 – Inspections, Audit with regard to Determination of Transfer Price
7.1.	SMIC shall deliver Contract Products (other than Scrap Contract Products, and pre-qualification Risk Starts and Engineering Lots) which meet the specifications determined under Section 9.2. Infineon may perform, or may have performed on its behalf and at its expense, incoming inspection and tests of such delivered Contract Products , and Infineon shall provide notice to SMIC of Contract Products which do not meet the specifications. Failure to provide notice of rejection within sixty (60) days of receipt of shipment shall be deemed to be an acceptance for purposes of payment by Infineon, but such failure to reject shall not preclude Infineon from making a warranty claim under Article 10.

7.2	Infineon shall have the right to audit at its own expense, during normal business hours and not more frequently than once a calendar year, SMIC and the SMIC Subsidiaries’ reports and records relating to the determination of the Transfer Price, including without limitation any manufacturing costs incurred by SMIC or the SMIC Subsidiaries, and all books and accounts relating thereto, through an internationally recognized independent auditor. The Parties shall mutually agree to such internationally recognized independent auditor. Upon Infineon’s discretion, the period to be audited may comprise up to five (5) years. Reports and records once audited shall not become subject of a second audit. Prompt adjustment shall be made by SMIC or the SMIC Subsidiaries, if applicable, with respect to any errors found in an audit. In the event that any audited annual report shows determination of Transfer Prices deviating to the disadvantage of Infineon by more than five percent (5%) from the Transfer Prices actually due, SMIC shall apart from refunding any overpayment reimburse Infineon for the cost of the whole audit; notwithstanding any other rights or remedies Infineon may have under this Agreement or applicable law.

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Article 8 – Process Set Up and Changes
8.1	SMIC shall use all commercially and technically reasonable efforts to deliver Contract Products which are synchronized to Infineon products along the criteria of Synchronization Level C, set forth in more detail in Annex 4 hereto.

8.2	SMIC and the SMIC Subsidiaries shall, for Contract Products, adopt all process changes submitted by Infineon and approved by SMIC, which approval shall not be unreasonably withheld, and generally operate according to the regulations of the Frontend Fab Cluster. SMIC or the SMIC Subsidiaries shall only make any process change which may affect Contract Products with the express prior written consent of Infineon. If SMIC or the SMIC Subsidiaries requests such change, SMIC or the SMIC Subsidiaries shall give advance written notice to Infineon. SMIC or the SMIC Subsidiaries shall provide reliability data as Infineon may request to determine if the performance of Contract Products will be affected by any such proposed process change. Information relating to the proposed change and reliability data shall be provided in sufficient detail so as to allow re-qualification of Contract Products. Any such agreed process changes will be documented and attached to this Agreement as Annex 3, which may be amended from time to time by mutual agreement of the Parties.

8.3	The processes developed by Infineon are developed for a certain tool set. Decisions of the target tools of the Infineon CEC (“Cluster Equipment Counsel”) are strongly recommended as tools for SMIC as well. SMIC will be notified by Infineon of the respective applicable tool strategies.
Article 9 – Reliability Data, Contract Product Quality
9.1	SMIC agrees to provide the following information relating to the quality or reliability of the Contract Products and the quality systems used to guarantee these standards. Reference documents clarifying Infineon’s requirements and internal methods shall be agreed between SMIC and Infineon and then included in Annex 3.

9.1.1	SMIC agrees to provide reliability data which demonstrates the ability of all Contract Products to meet Infineon’s reliability criteria. Any exceptions to these criteria will be reviewed on a product-by-product basis. Infineon and the Infineon Subsidiaries shall have the right to use data that is protected under a non-disclosure agreement between Infineon and its customer for the purposes of preparing sales and promotional information for its customers.

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9.2	SMIC shall establish a quality measurement and control system with respect to the quality criteria for Contract Products set forth herein, which Infineon may review upon reasonable request.

9.3	Product change notifications shall meet the requirements to be stated in Annex 3, which may be amended from time to time by the Parties.

9.4	SMIC agrees to maintain reasonable documentation regarding all Contract Products which are sold to Infineon and the Infineon Subsidiaries for ten (10) years after shipment. All Contract Products (other than Scrap Contract Products, and pre-qualification Risk Starts and Engineering Lots) shall be traceable based on the top side date code. Full history shall include applicable Wafer fab process recipes, quality control data, process deviation notes and probe data as well as assembly records and deviations, burn-in conditions, and final test data.

9.5	SMIC agrees to participate in regular quality system reviews for all Contract Products purchased by Infineon and the Infineon Subsidiaries. The details of such reviews shall be provided to SMIC by Infineon at least one month in advance.

9.6	SMIC agrees to provide timely failure analysis on Contract Products that are beyond Infineon’s analysis capability or which are returned for the purposes of feedback and correlation. Infineon agrees to provide timely failure analysis data to SMIC for the purposes of feedback and correlation.
Article 10 – Warranties
10.1	SMIC warrants that, at the time of delivery, and for a period of twenty-four (24) months from the date of shipment of the Contract Products to Infineon or any of the Infineon Subsidiaries, (i) the Wafers will be clear of any liens and encumbrances, and (ii) all Contract Products will be free from any defects in material and workmanship under normal use and will conform to all written specifications of Infineon relating to such Contract Products which were accepted by SMIC in order to manufacture such Contract Products, including without limitation the quality and synchronization criteria set forth in Annex 4 hereto. Infineon shall advise SMIC of any claims for such defects in writing within the period of the said warranty. If Contract Products are not as warranted, SMIC shall, at Infineon’s choice, (i) repair the defect(s), or (ii) replace the defective Contract Products and reimburse Infineon for costs of handling and transporting of the defective Contract Products, or (iii) reclaim the defective Contract Products and reimburse Infineon for costs of handling and transporting of the defective Contract Products, and refund or credit the Transfer Price of the defective Contract Products. The Parties shall mutually agree, on a case by case basis, on either refund or credit, as appropriate.

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10.2	The costs for excorporation of defective Contract Products as well as for incorporation of repaired/replaced Contract Products and any other damage due to a breach of the warranty specified above reasonably incurred by Infineon shall be borne by SMIC.

10.3	For purposes of this Article 10, the term “Contract Products” shall exclude Scrap Contract Products, for which SMIC does not provide any such warranty as set forth in Section 10.1. For Non-Conforming Products, the warranty as set forth in Section 10.1 shall not apply to those defects and quality deficiencies which qualify a Contract Product as a Non-Conforming Product.
Article 11 – Industrial and Intellectual Property Rights
11.1	Only as set forth below in this Section 11.1, and subject to the conditions and limitations stated herein below, SMIC agrees to defend, indemnify and hold harmless Infineon and the Infineon Subsidiaries from and against any and all claims, demands and actions brought against Infineon and/or the Infineon Subsidiaries and based upon any infringement of intellectual property rights or copy rights (,,Infineon Claims“) by the Contract Products manufactured by SMIC, using Contract Processes, and sold to Infineon and/or the Infineon Subsidiaries, in such cases to the extent and insofar as such Infineon Claim is attributable to SMIC’s unauthorized change of the design, specification or instruction given to SMIC by Infineon for manufacture of Contract Products (“SMIC Change”). SMIC agrees to pay all money damages finally awarded against Infineon and attributable solely to any infringement arising from such SMIC Change. As a condition of such defense and indemnification as above, Infineon shall give SMIC prompt written notice of any alleged Infineon Claim, shall not accept on its own any such claims and conducts any disputes, including settlements out of court, only in agreement with SMIC and shall give all reasonable assistance to SMIC (at SMIC’s expense) as may be requested by SMIC. If a third party claim is raised against Infineon with respect to the SMIC Change, Infineon shall have the right to terminate the further obligation to order or purchase Contract Products from SMIC.
11.2	SECTION 11.1 STATES THE ENTIRE LIABILITY OF SMIC AND THE EXCLUSIVE REMEDY OF INFINEON WITH RESPECT TO INFRINGEMENT BY CONTRACT PRODUCTS OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 11, SMIC HEREBY DISCLAIMS ALL WARRANTIES AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AS MENTIONED ABOVE.

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Article 12 – Marketing and Use
Infineon shall have unrestricted rights to use and sell the Contract Products world wide through its own sales force, Subsidiaries, agents and independent distributors, unless otherwise provided for by mandatory law.
Article 13 – Confidentiality
13.1	With respect to Confidential Information (as defined in Section 13.2 below), the receiving Parties undertakes to keep such information confidential for a period of five (5) years after the respective disclosure to the receiving Party. During such periods, Confidential Information shall (i) be used by the receiving Party only for the sole purposes set forth in this Agreement, and (ii) shall not be distributed, disclosed, or disseminated in any way or form by the receiving Party to anyone except its own or its Subsidiaries’ employees, who have a reasonable need to know such Confidential Information and who are bound to confidentiality by their employment agreements or otherwise not less stringent than under the obligations of this Agreement, and (iii) be treated by the receiving Party with the same degree of care to avoid unauthorized disclosure to any third party as with respect to the receiving Party’s own confidential information of like importance but with no less than reasonable care.

13.2	The term “Confidential Information” shall include (i) the terms and conditions of this Agreement, and (ii) all other information, including but not limited to prices, marketing strategies, costs, customer lists, supplier lists, finance, accounting, business administration, personnel, disclosed by either Party or its Subsidiaries to the other Party or its Subsidiaries, in written or other tangible form and marked “confidential” or the like, and (iii) all information disclosed orally by either Party or its Subsidiaries to the other Party or its Subsidiaries, which is confirmed in written or other tangible form within thirty (30) days after initial oral disclosure. Confidential Information shall include any copies or abstracts made thereof as well as any modules, samples, prototypes or parts thereof.

13.3	The confidentiality obligations set forth in Section 13.1 above shall not apply to any information which
(i)	is at the time of disclosure already in the public domain or becomes available to the public through no breach by the receiving Party of this Agreement, except that Confidential Information shall not be deemed to be in the public domain merely because any part of the Confidential Information is embodied in general disclosures or because individual features, components or combinations thereof are now or become known to the public;

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(ii)	is received by the receiving Party from a third party free to lawfully disclose such information to the receiving Party;

(iii)	was in the receiving Party’s lawful possession prior to receipt from the disclosing Party as evidenced by written documentation;

(iv)	is independently developed by the receiving Party without the benefit of any of the Confidential Information of the other Party as evidenced by written documentation;

(v)	is approved for release by written agreement of the disclosing Party;

(vi)	is required to be disclosed to comply with legal mandatory regulations, a judicial or official order or decree, provided that the receiving Party has given the disclosing Party a reasonable opportunity and cooperated with the disclosing Party to contest or limit the scope of such required disclosure including a protective order.
13.4	All Confidential Information disclosed to or received by a Party under this Agreement shall always remain the property of the disclosing Party. Upon termination of this Agreement, each Party shall, upon request by the other Party, either return or destroy any and all Confidential Information received from the disclosing Party, and shall confirm such return or destruction to the requesting Party by an instrument in writing and duly signed by one or more of its officers.

13.5	The terms of the so called End Use Certificates for presentation to the German export control authorities, issued by SMIC prior to or concurrently with this Agreement, shall apply in addition to the confidentiality terms contained in this Article 13.
Article 14 – Packing Requirements
SMIC shall properly pack, mark, and ship all Contract Products to meet the written requirements of Infineon, at Infineon’s expense.
Article 15 – Customer Audit
Upon reasonable prior notice, SMIC shall permit Infineon and/or its Subsidiaries or, upon prior written consent of SMIC, which approval shall not be unreasonably withheld an Infineon customer, unless such customer is a competitor of SMIC, to audit the relevant part of SMIC or its Subsidiaries’ facilities relating to the manufacture of the Contract Product and to perform source inspection of Contract Products if reasonably required by Infineon’s or its Subsidiaries’ contract with its customers, during normal business hours. Any such party must comply with security, safety and confidentiality requirements of SMIC. SMIC shall support such audits on a

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non-discriminatory basis including (i) setting the date of such audit, (ii) presenting the fab quality systems, (iii) supplying guides to support the physical audit, and (iv) taking all requested corrective action to the audit results in a timely manner. Any such audit shall reasonably take into consideration SMIC’s ongoing operations.
Article 16 – Remedies and Limitation of Liability
16.1	In the event of a breach of this Agreement by a Party, the other Party to this Agreement shall be entitled to pursue any remedy at law or in equity that any non-breaching Party would have against the breaching Party.

16.2	UNLESS EXPRESSLY STATED IN THIS AGREEMENT UNDER ARTICLE 10 OR 11, AND EXCEPT FOR A BREACH OF CONFIDENTIALITY, UNDER NO CIRCUMSTANCES WILL ANY PARTY TO THIS AGREEMENT, OR ANY SUBSIDIARY OF A PARTY, SEEK OR BE LIABLE FOR LOSS OF DATA, REPROCUREMENT COSTS, LOST REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF THEY WERE FORESEEABLE OR A PARTY HAS INFORMED ANOTHER OF THE POTENTIAL FOR SUCH DAMAGES. EXCEPT FOR A BREACH OF CONFIDENTIALITY, EACH PARTY’S TOTAL LIABILITY OF ANY KIND UNDER THIS AGREEMENT SHALL BE LIMITED (I) PER DAMAGE EVENT TO [***]

This limitation will apply regardless of the form of action (i.e., whether the mediation, arbitration, lawsuit or claim is in contract or in tort, including negligence).
Article 17 – Term and Termination, Survival
17.1	If duly signed by the Parties hereto this Agreement shall enter into force under the suspensive condition and on the date of the receipt (“Effective Date”) of any and all governmental approvals necessary for the performance of this Agreement and the Know How Transfer Agreement (“Government Approvals”). Either Party shall without undue delay and in writing inform the other Party of the receipt of any such approval issued by the competent authorities in such first Party’s country or for which such first Party has applied for, or, if it turns out that no approval is necessary, on such fact.

The Governmental Approvals necessary to be issued by authorities in Germany and the United States of America as a precondition for the effectiveness of this Agreement, are export licenses for the transfer of technology of the relevant export control authorities. Infineon will apply for

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such export licenses immediately after the Parties have duly signed this Agreement and after receipt of any required so called “End Use Certificates” signed by SMIC or any other document relating to SMIC which is issued by SMIC or to be obtained by SMIC from authorities in SMIC’s country, and will use all commercially reasonable endeavours to obtain such licenses as soon as possible. If the Government Approvals are not obtained prior to January 31, 2003, the Parties shall discuss the postponement of Shipment Qualification of the first Contract Product from June 2003.

17.2	[Replaced in Addendum #5]

17.3	In case the period between the duly signing of this Agreement and the receipt of the necessary Governmental Approvals exceeds six (6) months, this Agreement shall be regarded as null and void, if a Party requests so in writing to the other Party after elapse of said six (6) months period.

17.4	This Agreement may be prematurely terminated by registered letter with immediate effect by a Party having such right as herein below provided, and notwithstanding any other rights such Party may have, upon the occurrence of one of the following events:

17.4.1	by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within sixty (60) days after filing), or is placed in an insolvency proceeding, or if an order is entered appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which order shall not be vacated within sixty (60) days from date of entry, or if any assignment for the benefit of its creditors is made;

17.4.2	by either Party in the event that the other Party has materially failed in the performance of any material contractual obligation under this Agreement or under the Know How Transfer Agreement, provided that (y) such default is not remedied to the first Party’s reasonable satisfaction within thirty (30) days after receipt of written notice by the other Party specifying the nature of such default and requiring remedy of the same or (z) a committee consisting of two members, one being the Chief Executive Officer of the Infineon Memory Products Group or his/her equivalent and the other being the Chief Executive Officer of SMIC or his/her equivalent, has failed to reach a resolution within such thirty (30) day period or such longer period as agreed to by the Parties, to such material breach which is satisfactory to each Party;

17.4.3	by Infineon in the event that a third party, which is a competitor of Infineon in the field of semiconductors controls directly or indirectly (i) twenty five percent (25%) if at such time SMIC is privately-held or (ii) fifty percent (50%) if at such time SMIC is publicly held, in both cases, of the voting shares in SMIC. SMIC shall without undue delay inform Infineon by registered letter on such acquisition. Within three (3) months after receipt of such registered letter, Infineon shall bindingly declare, whether it will exercise the right to terminate this Agreement

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or not. Failure to so exercise within such three-month period shall have this Agreement maintained in full force;

17.4.4	by either Party in the event that the litigation pending with Rambus referred to in Section 9.1 of the Know How Transfer Agreement, results in injunctive relief which either prevents Infineon from transferring or SMIC from manufacturing Wafers using the technology transferred by Infineon under the Know How Transfer Agreement (an “Injunction”).

17.5	Article 1 (Definitions), Article 10 (Warranties) solely until the expiration of the warranty period, Article 11 (Industrial and Intellectual Property Rights), Article 13 (Confidentiality) to the extent specified in Section 13.1, Article 16 (Remedies and Limitation of Liability), Article 18 (Arbitration, Governing Law), and Article 19 (Miscellaneous) shall survive termination of this Agreement regardless of the basis for such termination. Further, Infineon shall have the right to continue to conduct the audits pursuant to Section 7.2 for a period of two (2) years after termination of this Agreement. Any liability of SMIC discovered by any such post-termination audit shall not be affected by the termination of this Agreement.
Article 18 – Arbitration, Governing Law
The provisions set forth in Article 13 and Article 14 of the Know How Transfer Agreement shall also apply for this Agreement and are incorporated herein by reference.
Article 19 – Miscellaneous
19.1	Infineon agrees to use all commercially reasonable efforts to sign and deliver to SMIC, on an annual basis, and at the request of SMIC, a letter of assurance that the Wafers produced by SMIC and shipped to Infineon and/or its Subsidiaries, have been handled by Infineon and its Subsidiaries in full compliance with German, European and U.S. export control laws and regulations, and thus have, including without limitation, not been shipped to any country to which shipment of such Wafers is embargoed by such laws and regulations.

19.2	The provisions set forth in Sections 15.1 (Public Announcements), 15.2 (Force Majeure), 15.3 (Notices), 15.4 (Assignment), 15.5 (Non-Waiver), 15.6 (Explicit Grants), 15.7 (Written Form), 15.8 (Headings), 15.9 (Severability) and 15.12 (Counterparts) of the Know How Transfer Agreement shall also apply for this Agreement and are incorporated herein by reference.

19.3	This Agreement, including the Annexes, the Know How Transfer Agreement, including the Annexes thereto, and the End Use Certificates referred to in Section 17.1 above, constitute the

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entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.

19.4	With respect to the subject matter of this Agreement, the provisions of this Agreement shall prevail over any standard or general terms and conditions printed on or referred to in any Purchase Order, order acknowledgement or other standard form or agreement related to the purchase of Contract Products hereunder.

19.5	Annexes 1 through 4, which are attached hereto, shall constitute an integral part hereof. The Annexes have the following titles:

Annex 1: Transfer Price for Contract Products

Annex 2: Reserved Capacity

Annex 3: Product or Process Change Notification

Annex 4: Quality and Synchronization Criteria

19.6	The Parties hereby agree to amend this Agreement in order to include additional Subsidiaries of SMIC as parties hereto, as necessary, in order to carry the purpose and intent of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Infineon Technologies AG

By:	/s/ Richard R. Chang	By:	/s/ ppa Eggers

Name:	Richard R. Chang	Name: Harald Eggers

Title:	President & CEO	Title: MP CEO

Date:	Dec. 4, 2002	Date	December 4, 2002

By:	/s/ Marco Mora	By:	/s/ i.V. Fleischmann

Name:	Marco Mora	Name: Fleischmann

Title:	Vice President	Title: Sen. Dir BD

Date:	Dec. 4, 2002	Date	December 4, 2002

Semiconductor Manufacturing International (Shanghai) Corporation

By:	/s/ Richard R. Chang

Name:	Richard R. Chang

Title:	President & CEO

Date:	Dec. 4, 2002

By:	/s/ Marco Mora

Name:	Marco Moco

Title:	Vice President

Date:	Dec. 4, 2002

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ANNEX 1
to the Product Purchase And Capacity Reservation Agreement between SMIC and Infineon
Transfer Price
[Superseded and replaced by Annex 1 in Addendum #5]

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ANNEX 2
to the Product Purchase And Capacity Reservation Agreement between SMIC and Infineon
Reserved Capacity
[Superseded and replaced by Annex 2 in Addendum #5]

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ANNEX 3
to the Product Purchase And Capacity Reservation Agreement between SMIC and Infineon
Product or Process Change Notification
[***]
—End of Annex 3—

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ANNEX 4
to the Product Purchase And Capacity Reservation Agreement between SMIC and Infineon
Quality and Synchronization Criteria
[***]
—End of Annex 4—

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Product Purchase And Capacity Reservation Addendum #1
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Infineon Technologies AG
having a place of business at St.-Martin-Str. 53, 81541 Munich, Germany
- hereinafter referred to as “Infineon” -
- SMIC and Infineon hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon and SMIC, on December 4, 2002, entered into that certain Know How Transfer Agreement regarding Infineon’s 140nm DRAM technology for use in the manufacture by SMIC of certain DRAM products (the “Know How Agreement”), and that certain Product Purchasing and Capacity Reservation Agreement related thereto (the “Agreement”);
WHEREAS, the Parties, simultaneously with this Addendum, wish to enter into an Addendum #1 of the Know How Agreement, to expand their cooperation to also include Infineon’s 110nm DRAM technology and Infineon’s 300mm semiconductor manufacturing technology;
WHEREAS, the Parties further wish to enter into this Addendum to set forth the terms and conditions for the supply of certain products by SMIC to Infineon using the new technology transferred under Addendum #1 of the Know How Transfer Agreement.
NOW, THEREFORE, the Parties agree as follows:
Article 1 — Purpose of this Addendum
This Addendum amends and adds provisions to the Agreement. Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 — Definitions
For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Agreement shall be understood as a reference to such Know How Transfer Agreement as amended by its Addendum #1. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
Article 3 – Shipment Qualification for the 110nm Contract Process
[Replaced in Addendum #5]

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Article 4 – Disposition of Risk Starts/Engineering Lots.
[Replaced in Addendum #3]
Article 5 – NROM Flash Option
SMIC shall, in good faith, discuss with Infineon production by SMIC for Infineon of NROM-Flash products, such production to start at the end of the calendar year 2003, in an capacity corridor additional to the Reserved Capacity.
Article 6 – Replacement of Annex 1 and Annex 2
As of the Addendum Date defined below, Annex 1 and Annex 2 of the Agreement are replaced in Annex 1 and Annex 2 of this Addendum.
Article 7 – Entering into Force
This Addendum shall enter into force on the date its is duly signed by both Parties (“Addendum Date”).
Article 8 — Miscellaneous
8.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.

8.2	Annexes. Annexes 1 and 2, which are attached hereto, shall constitute an integral part hereof.

8.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Infineon Technologies AG

By:	/s/ Richard R. Chang	By:	/s/ ppa Eggers

Name:	Richard R. Chang	Name: Eggers

Title:	President & CEO	Title: CEO, MP

Date:	March 26, 2003	Date	March 26, 2003

By:	/s/ Marco Mora	By:	/s/ i.V. Fleischmann

Name:	Marco Mora	Name: Fleischmann

Title:	Vice President	Title: Sen. Director

Date:	March 26, 2003	Date	March 26, 2003

Semiconductor Manufacturing International (Shanghai) Corporation

By:	/s/ Richard R. Chang

Name:	Richard R. Chang

Title:	President & CEO

Date:	March 26, 2003

By:	/s/ Marco Mora

Name:	Marco Moco

Title:	Vice President

Date:	March 26, 2003

4

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ANNEX 1
to the Product Purchase And Capacity Reservation Agreement and its Addendum #1
Transfer Price
[Superseded and replaced by Annex 1 in Addendum #5]

5

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ANNEX 2
to the Product Purchase And Capacity Reservation Agreement and its Addendum #1
Reserved Capacity
[Superseded and replaced by Annex 2 in Addendum #5]

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Product Purchase And Capacity Reservation Addendum #2
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Infineon Technologies AG
having a place of business at St.-Martin-Str. 53, 81541 Munich, Germany
- hereinafter referred to as “Infineon” -
- SMIC and Infineon hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon and SMIC, on December 4, 2002, entered into that certain Know How Transfer Agreement, as amended on March 26, 2003, regarding certain of Infineon’s DRAM technologies for use in the manufacture by SMIC of certain DRAM products for Infineon (the “Know How Agreement”), and that certain Product Purchasing and Capacity Reservation Agreement, as amended on March 26, 2003, related thereto (the “Agreement”);
WHEREAS, the Parties, simultaneously with this Addendum, wish to enter into an Addendum #2 of the Know How Agreement and a Disclosure and License Agreement related to the Know How Agreement (“Disclosure and License Agreement”), to expand their overall cooperation as intended by the Memorandum of Understanding between them dated October 24, 2003;
WHEREAS, the Parties further wish to enter into this Addendum to set forth certain amended terms and conditions for the supply of certain products by SMIC to Infineon using technology transferred under the Know How Agreement.
NOW, THEREFORE, the Parties agree as follows:
Article 1 — Purpose of this Addendum
This Addendum amends and adds provisions to the Agreement. Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 — Definitions
2.1	For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Agreement shall be understood as a reference to such Know How Transfer Agreement as amended by its Addendum #2. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

2.2	“ASP” or “Actual Sales Price” shall mean the gross invoice price on component level charged by Infineon on arm’s length terms, less any (i) tax, duty or tariff payable thereon (ii) freight,

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packing and insurance costs incurred and (iii) quantity and cash discounts actually repaid or credited. When there is no objective evidence of price, such as in sales between parties which are in affiliation, then the actual sales price for such product shall be the aggregate of the selling prices of the same quantities of similar or substantially similar products, or, if there are no similar or substantially similar product so sold, then the fair market value thereof.

2.3	“Disclosure and License Agreement” shall mean that certain agreement entered into between Infineon and SMIC simultaneously with this Addendum, under which Infineon licenses to SMIC a certain manufacturing process for providing certain restricted foundry services to certain third parties.

2.4	“Legacy DRAM Products” shall have the same meaning as defined in the Know How Agreement.

2.5	“Shipment Qualification” or “SQ” shall have the same meaning as defined in the Know How Agreement.

2.6	“Specialty DRAM Products” shall have the same meaning as defined in the Know How Agreement.
Article 3 – Subject of the Agreement
The following shall become Section 2.3 of the Agreement:

[Replaced in Addendum #5]
Article 4 – Capacity Increase by SMIC/Third Party Demand
Section 3.6 of the Agreement shall be amended and restated in its entirety by the following:

In the event that (i) any third party requests from SMIC manufacturing capacity for Commodity DRAM Products using DRAM technologies of third parties, (ii) Infineon concurrently requests to increase its Wafer fabrication capacity above the Reserved Capacity for processing Contract Products, and (iii) SMIC desires to manufacture such Commodity DRAM Products for such third party, the Parties shall discuss in good faith the allocation of capacity demands made by Infineon and the third party, to meet Infineon’s demand.

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Article 5 – Termination
The following sentence shall be added to Section 17.4.3 of the Agreement:

For purposes of this Section 17.4.3, “SMIC” shall mean Semiconductor Manufacturing International Corporation, a Cayman Islands company.
Article 6 – Replacement of Annex 1 and Annex 2
As of the Addendum Date defined below, Annex 1 and 2 of the Agreement are replaced in their entirety by Annex 1 and 2 of this Addendum.
Article 7 – Entering into Force
This Addendum shall enter into force with retroactive effect as of January 1st, 2004 (“Addendum Date”).
Article 8 – Miscellaneous
8.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.

8.2	Annexes. Annexes 1 and 2, which are attached hereto, shall constitute an integral part hereof.

8.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.
***

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IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Infineon Technologies AG

By:	/s/ Marco Mora	By:	/s/ ppa. Majerus

Name:	Marco Mora	Name:	Michael Majerus

Title:	COO & VP	Title:	CFO MP Group

Date:	2004/3/19	Date:	19/3/2004

By:	/s/ J. Sung	By:	/s/ i.V. Fleischmann

Name:	James Sung	Name:	Fleischmann

Title:	Vice President	Title:	VP Bus. Dev.

Date:	March 19, 2004	Date:	19/3/2004

Semiconductor Manufacturing International (Shanghai) Corporation

By:	/s/ Marco Mora

Name:	Marco Mora

Title:	COO & VP

Date:	2004/03/19

By:	/s/ J. Sung

Name:	James Sung

Title:	Vice President

Date:	March 19, 2004

5

CONFIDENTIAL
ANNEX 1
to the Product Purchase And Capacity Reservation Agreement and its Addendum #2
Transfer Price
[Superseded and replaced by Annex 1 in Addendum #5]

6

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ANNEX 2
to the Product Purchase And Capacity Reservation Agreement and its Addendum #2
Reserved Capacity
[Superseded and replaced by Annex 2 in Addendum #5]

7

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Product Purchase And Capacity Reservation Addendum #3
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Infineon Technologies AG
having a place of business at St.-Martin-Str. 53, 81669 Munich, Germany
- hereinafter referred to as “Infineon” -
- SMIC and Infineon hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon and SMIC, on December 4, 2002, entered into that certain Know How Transfer Agreement, as amended on March 26, 2003, regarding certain of Infineon’s DRAM technologies for use in the manufacture by SMIC of certain DRAM products for Infineon (the “Know How Agreement”), and that certain Product Purchase and Capacity Reservation Agreement, as amended on March 26, 2003, related thereto (the “Agreement”);
WHEREAS, the Parties later have entered into Addenda #1 and #2 of the Agreement, Addenda #1 and #2 of the Know How Agreement, and a Disclosure and License Agreement related to the Know How Agreement (“Disclosure and License Agreement“);
WHEREAS, the Parties further wish to amend their business relation by entering into this Addendum and by simultaneously entering into Addendum #1 of the Disclosure and License Agreement.
NOW, THEREFORE, the Parties agree as follows:
Article 1 – Purpose of this Addendum
This Addendum amends and adds provisions to the Agreement. Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 – Definitions
2.1	Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

2.2	For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Agreement and/or the Disclosure and License Agreement shall be understood as a reference to the Know How Transfer Agreement and/or Disclosure and License Agreement in its most updated (concurrently amended) version.

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Article 3 – Subject of the Agreement
Section 2.3 of the Agreement shall be replaced in the following:

[Replaced in Addendum #5]
Article 4 – Disposition of Risk Starts/Engineering Lots
4.1	Section 3.1.2 of the Agreement shall be replaced in the following Section:

Disposition of Risk Starts/Engineering Lots. SMIC shall have the sole right to determine, according to Section 5.1.2 below, the disposition of all pre-qualification Risk Starts and Engineering Lots started in accordance with this Agreement, which number shall not exceed (i) [***] Wafers for Shipment Qualification of the 140nm Contract Process in the 200 mm wafer fab, (ii) [***} Wafers for the conversion from the 140nm to the 110nm Contract Process in the 200mm wafer fab, and (iii) [***]Wafers to achieve Shipment Qualification of the 110nm Contract Process in the 300 mm wafer fab.

4.2	The following shall become Section 3.1.3 of the Agreement:

3.1.3 Subsequent Royalty Bearing Risk Starts/Engineering Lots. SMIC shall have the sole right to determine, according to Section 5.1.2 below, the disposition of the [***] Wafers of Risk Starts and Engineering Lots started in accordance with this Agreement to achieve qualification of the 110nm Contract Process in the 300 mm wafer fab after the start of the [***] Wafers referred to in Section 3.1.2 (iii) above, provided that SMIC pays Infineon a royalty for each such Wafer depending on its Yield (where Yield is determined by dividing the number of Good Dies per Wafer divided by the total Dies per Wafer):
(i)	Yield ≤ [***]% US$[***]

(ii)	[***]% < Yield ≤ [***]% US$[***]

(iii)	[***]% < Yield ≤ [***]% US$[***]

(iv)	Yield > [***]% US$[***]
Sections 3.2 and 3.3, Article 4 and Article 5 of the Disclosure and License Agreement shall apply mutatis mutandis to the royalty payments by SMIC under this Section 3.1.3 and are incorporated herein by reference.

Nothing in this Section 3.1.3 shall relief SMIC from implementing the 110nm Contract Process in the 300 mm wafer fab in the time and manner pursuant to Section 2.6 of the Know How Transfer Agreement.

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4.3	Section 5.1.2 of the Agreement shall be replaced in the following Section:

[Replaced in Addendum #5]
Article 5 – Replacement of Annex 1
As of the Addendum Date defined below, Annex 1 of the Agreement is replaced in its entirety by Annex 1 of this Addendum.
Article 6 – Entering into Force
This Addendum shall enter into force on January 15, 2005 (“Addendum Date”).
Article 7 – Miscellaneous
7.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.

7.2	Annexes. Annexes 1, which is attached hereto, shall constitute an integral part hereof.

7.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.
***

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IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Infineon Technologies AG

By:	/s/ Marco Mora	By:	/s/ ppa Majerus

Name:	Marco Mora	Name: Majerus

Title:	COO	Title: CRO MP

Date:	Jan. 11, 2005	Date	Jan. 7, 2005

By:		By:	/s/ K. Fleischmann

Name:		Name: Fleischmann

Title:		Title: VP

Date:		Date	Jan. 7, 2005

Semiconductor Manufacturing International (Shanghai) Corporation

By:	/s/ Marco Mora

Name:	Marco Mora

Title:	COO

Date:	Jan. 11, 2005

By:	/s/ J. Sung

Name:	James Sung

Title:	Sr. VP

Date:	Jan. 24, 2005

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ANNEX 1
to the Product Purchase And Capacity Reservation Agreement and its Addendum #2
Transfer Price
[Superseded and replaced by Annex 1 in Addendum #5]

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Product Purchase And Capacity Reservation Addendum #4
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Infineon Technologies AG
having a place of business at St.-Martin-Str. 53, 81669 Munich, Germany
- hereinafter referred to as “Infineon” -
- SMIC and Infineon hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon and SMIC entered on December 4, 2002 into that certain Know How Transfer Agreement regarding certain of Infineon’s DRAM technologies for use in the manufacture by SMIC of certain DRAM products for Infineon (the “Know How Agreement”) and that certain Product Purchase and Capacity Reservation Agreement related thereto (the “Agreement”), and on March 19, 2004 into a Disclosure and License Agreement related to the Know How Agreement (“Disclosure and License Agreement”);
WHEREAS, the Parties meanwhile have entered into Addenda #1, #2 and #3 to the Agreement, Addenda #1 and #2 to the Know How Agreement, Addendum #1 to the Disclosure and License Agreement, and a Joint Addendum #1;
WHEREAS, the Parties further wish to amend their business relation by entering into this Addendum #4 to the Agreement.
NOW, THEREFORE, the Parties agree as follows:
Article 1 – Purpose of this Addendum
This Addendum amends and adds provisions to the Agreement. Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 – Definitions
2.1	Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

2.2	For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Agreement and/or the Disclosure and License Agreement shall be understood as a reference to the Know How Transfer Agreement and/or Disclosure and License Agreement in its most updated version.

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Article 3 – Forecast and Planning
Section 3.3 of the Agreement shall be replaced in the following:
3.3	Forecast and Planning

3.3.1	Forecasts by Infineon. In order to plan for the efficient utilization of SMIC’s Reserved Capacity, Infineon agrees to exchange forecasts with SMIC and such other information as is reasonably requested by SMIC. At the beginning of each month, Infineon will provide SMIC with a twelve (12) months forecast, which shall be used by SMIC for planning purposes.

3.3.2	Good Dies Out Rolling Forecast by SMIC. SMIC shall continuously forecast the number of Good Dies the manufacturing of which SMIC plans to complete during a given period (“GDO Forecast”). The GDO Forecast shall

(i) be a fixed and binding number of Good Dies. Unforeseen manufacturing failures, which cannot be avoided by SMIC using all commercially reasonable efforts, such as yield crashes, shall not result in a breach of this provision, provided that the shortfall against the GDO Forecast will be made up by SMIC as soon as reasonably possible.

(ii) no later than on the 17th business day prior to the last business day of each month, be given on a per month basis for a total rolling period of three months, i.e. after one has passed, SMIC shall forecast another month and add it to the end of the rolling forecast period,

(iii) be mutually discussed by the Parties.

The GDO Forecast shall be established within the framework described by the Reserved Capacity and the volume adjustment possibility pursuant to Section 8 of Annex 1 hereto, provided, however, that no such possible volume adjustment shall relieve SMIC from starting a sufficient number of wafers required to achieve the committed number of Good Dies for the next three months of the GDO Forecast, i.e. any wafer start volume reduction shall affect the number of Good Dies after three months at the earliest and the above GDO commitment shall prevail over the wafer start commitment set forth by Annex 2 and Section 8 of Annex 1.

3.3.3	Follow-Up Forecast by SMIC. In addition to the GDO Forecast SMIC shall continuously forecast the number of Good Dies the manufacturing of which SMIC intends to complete during the nine months following the three months GDO Forecast period (“Follow-Up GDO Forecast”). SMIC shall provide such forecast every month for the rolling nine months forecast period after mutual discussion by the Parties.

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Article 4 – Scrap Contract Products
The Parties confirm that the second paragraph of Section 5.1.2 of the Agreement reads

[Replaced in Addendum #5]
Article 5 – Non-Conforming Products
Section 5.1.1 of the Agreement shall be replaced in the following:

Non-Conforming Products. Infineon shall accept all Non-Conforming Products, other than pre-qualification Risk Starts and Engineering Lots.
Article 6 – Replacement of Annex 1
As of the Addendum Date defined below, Annex 1 of the Agreement is replaced in its entirety by Annex 1 of this Addendum.
Article 7 – Entering into Force
This Addendum shall enter into force retroactively on July 1, 2005 (“Addendum Date”).
Article 8 – Miscellaneous
8.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.
8.2	Annexes. Annexes 1, which is attached hereto, shall constitute an integral part hereof.

8.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Infineon Technologies AG

By:	/s/ Marco Mora	By:	/s/ ppa S. Feist

Name:	Marco Mora	Name:	Sieglinde Feist

Title:	COO	Title:	VP Finance Business Unit Computing DRAM

Date:	2005/11/02	Date:	2005/11/04

By:	/s/ J. Sung	By:	/s/ i.V. Fleischmann

Name:	James Sung	Name:	Fleischmann

Title:	Sr. VP	Title:	VP Alliances

Date:	2005/11/02	Date:	2005/11/09

Semiconductor Manufacturing International (Shanghai) Corporation

By:	/s/ Marco Mora

Name:	Marco Mora

Title:	COO

Date:	2005/11/14

By:	/s/ J. Sung

Name:	James Sung

Title:	Sr. VP

Date:	2005/11/14

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ANNEX 1
to the Product Purchase And Capacity Reservation Agreement and its Addendum #4
Transfer Price
[Superseded and replaced by Annex 1 in Addendum #5]

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Product Purchase And Capacity Reservation Addendum #5
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Infineon Technologies AG
having a place of business at St.-Martin-Str. 53, 81541 Munich, Germany
- hereinafter referred to as “Infineon” -
- SMIC and Infineon hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon and SMIC, on December 4, 2002, entered into that certain Know How Transfer Agreement, as amended several times, regarding Infineon’s DRAM technologies for use in the manufacture by SMIC of certain DRAM products (the “Know How Agreement”), and that certain Product Purchasing and Capacity Reservation Agreement, as amended several times, related thereto (the “Agreement”);
WHEREAS, the Parties, simultaneously with this Addendum, wish to enter into Addendum #3 of the Know How Agreement, to expand their cooperation to include Infineon’s 90nm DRAM technology;
WHEREAS, the Parties further wish to enter into this Addendum to set forth the terms and conditions for the supply of certain products by SMIC to Infineon using such 90nm technology.
NOW, THEREFORE, the Parties agree as follows:
Article 1 – Purpose of this Addendum
This Addendum amends and adds provisions to the Agreement. Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 – Definitions
For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Agreement shall be understood as a reference to such Know How Transfer Agreement as amended by its Addendum #3. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
Article 3 – Shipment Qualification for the 90nm Contract Process
3.1	Section 2.1 of the Agreement shall be replaced in the following:

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2.1	During the Term of this Agreement, SMIC shall manufacture or have manufactured by one of its Subsidiaries (the “SMIC Subsidiaries”), subject to the restrictions of the Know How Transfer Agreement and further subject to Infineon’s placing of purchase orders within the scope of the Reserved Capacity and SMIC’s acceptance thereof, and sell to Infineon, or at the request of Infineon to a Subsidiary of Infineon (an “Infineon Subsidiary”), Contract Products having specifications and in quantities determined by the mutual agreement of SMIC and Infineon pursuant to this Agreement. In no event shall SMIC sell Contract Products (other than Scrap Contract Products and pre-qualification Risk Starts and Engineering Lots) to any person other than Infineon and/or an Infineon Subsidiary. For this purpose, SMIC shall equip its or the SMIC Subsidiary’s wafer fabs towards the Contract Process.
2.1a	SMIC shall use all commercially reasonable efforts to achieve shipment qualification for the 140nm Contract Process no later than [***] or such other date as agreed to by the Parties pursuant to Section 17.1, and a subsequent ramp up speed of at least [***] wspm.

2.1b	SMIC shall use all commercially reasonable efforts to achieve shipment qualification for the 110nm Contract Process (i) in its 200mm wafer fab no later than [***], and a subsequent ramp up speed of at least [***] wspm for the conversion from the 140nm Contract Process to the 110nm Contract Process, and (ii) in its 300 mm wafer fab no later than [***], and a subsequent ramp up speed of at least [***] wspm.

2.1c	SMIC shall use all commercially reasonable efforts to achieve, as soon as possible, shipment qualification for the 90nm Contract Process in its 300mm wafer fab and the conversion from the 110nm Contract Process to the 90nm Contract Process.

SMIC shall have achieved, by no later than [***] months after SQ (“SQ+ [***], a ramp up of the 90nm Contract Process to [***] wspm. In case SMIC fails to achieve such [***] wspm during any given month in the twelve (12) months period following SQ+[***], in addition to any other remedy Infineon may have hereunder, SMIC shall pay to Infineon liquidated damages of at maximum [***] Euro (€[***]) based on its proportional achievement of such [***] wspm as follows: for each month in which SMIC fails to achieve [***] wspm, SMIC shall pay

(([***] – monthly average of actually achieved wspm) / [***] * (US$[***]/12)
3.2	Section 2.3 of the Agreement shall be replaced in the following:

As soon as the Margin (as defined in Annex 1) for 200mm/110nm Commodity DRAM Products Becomes Negative, then the Parties shall, if the negative margin will not be compensated by Infineon in accordance with Section 4 (Volume Adjustment) of Annex 2, explore in good faith

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the possibility to use the then-remaining available Reserved Capacity for 200mm Wafers set forth in Annex 2 to manufacture:
(i)	Commodity DRAM Products for Infineon utilizing the 90nm Contract Process, subject to availability of such process for 200mm wafers at Infineon and appropriate equipment being installed and qualified at SMIC,

(ii)	Specialty DRAM Products for Infineon, or

(iii)	Legacy DRAM Products for Infineon, where the design of such products may be provided on behalf of Infineon by a third party.
The respective Transfer Price applicable to the above alternatives (i) through (iii) is set forth in Annex 1. Until the Margin Becomes Negative, the Reserved Capacity for 200mm Wafers set forth in Annex 2 shall be used for the production of Commodity DRAM Products utilizing the 110nm Contract Process. For purposes of this Section, the Margin to “Become Negative” shall mean that calculation of the Margin formula (M = ...) set forth in Section 2 of Annex 1 results in an amount lower than zero US Dollar.
Article 4 – Disposition of Risk Starts/Engineering Lots.
4.1	The following shall become Section 3.1.4 of the Agreement:

Disposition of 90nm Risk Start Lots. SMIC may start up to [***] ([***]) 90nm Wafers in total for the conversion from the 110nm to the 90nm Contract Process or a higher number of Wafers to be mutually agreed between the Parties. The Transfer Price (TP) for each such 90nm Wafer shall be calculated as follows:

TP = (ASP – ([***]% * ASP) – US$[***]) * sellable components.

4.2	Section 5.1.2 of the Agreement shall be replaced in the following:

Scrap Contract Products. SMIC shall sell all 140nm and/or 110nm Scrap Contract Products and all 140nm and/or 110nm pre-qualification Risk Starts and Engineering Lots and shall, subject to Section 3.1.2 and 3.1.3 above, retain any proceeds from such sale when the Parties are working on the basis of the Market Price Model.

Notwithstanding the above, under no circumstance shall (i) the logo or name of Infineon be marked or inscribed on Scrap Contract Products to be sold or otherwise disposed of by SMIC, or (ii) such Scrap Contract Products be left blank for sales, but always be marked with a non-Infineon logo, e.g. with a generic or the respective buyer’s logo.

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All 90nm Scrap Contract Products and all 90nm pre-qualification Risk Starts shall be sold to Infineon pursuant to Section 3.1.4 above.
Article 5 – Forecast
Each reference in Section 3.3.2 of the Agreement to “Section 8 of Annex 1 hereto” shall be replaced in a reference to “Section 4 of Annex 2 hereto”.
Article 6 – Replacement of Annex 1 and Annex 2
As of the Addendum Date defined below, Annex 1 and Annex 2 of the Agreement are replaced in Annex 1 and Annex 2 of this Addendum.
Article 7 – Term and Termination
7.1	This Addendum shall enter into force on October 1, 2005 (“Addendum Date”), subject to receipt of necessary Government Approvals, if any, as set forth in Section 17.1 of the Agreement.

7.2	The definition of “Term” in the Agreement shall be replaced in the following:

“Term” shall mean the period beginning with the Effective Date and ending with the last shipment of, and payment for, Contract Products a purchase order was placed for prior to December 31, 2009, unless earlier terminated in accordance with the provisions of this Agreement.

7.2	Section 17.2 of the Agreement shall be replaced in the following:

This Agreement shall remain in effect for the Term; provided however, that no further Purchase Order may be concluded by the Parties after December 31, 2009. Twelve (12) months prior to December 31, 2009, the Parties will start in good faith discussions regarding the extension of the Term of this Agreement.
Article 8 – Miscellaneous
8.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide

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the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.

8.2	Annexes. Annexes 1 and 2, which are attached hereto, shall constitute an integral part hereof.

8.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Infineon Technologies AG

By:	/s/ Richard R. Chang	By:

Name:	Richard R. Chang	Name:

Title:	CEO	Title:

Date:	11/29/2005	Date:

By:	/s/ Marco Mora	By:	/s/ ppa. Majerus

Name:	Marco Mora	Name:

Title:	COO	Title:

Date:	11/29/2005	Date:

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Semiconductor Manufacturing International (Shanghai) Corporation

By:	/s/ Richard R. Chang

Name:	Richard R. Chang

Title:	CEO

Date:	11/29/2005

By:	/s/ Marco Mora

Name:	Marco Mora

Title:	COO

Date:	11/29/2005

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ANNEX 1
to the Product Purchase And Capacity Reservation Agreement and its Addendum #5
Transfer Price
[***]

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ANNEX 2
to the Product Purchase And Capacity Reservation Agreement and its Addendum #5
Reserved Capacity

	2003	2004	2005	2006	2007	2008	2009
200mm	5.000	15.000	20.000	20.000	20.000	—	—
300mm	—	As below	15.000	15.000	15.000	15.000	15.000
1.	2004 Capacity Increase

Figures in the above table refer to calendar years and to the average wafer start per month (wspm) during the respective calendar year, excluding Engineering Lots and Wafer Risk Starts. However, the Reserved Capacity in 300mm Wafer size shall be increased in the calendar year 2004 as follows:

June	July	Aug.	Sept.	Oct.	Nov.	Dec.
100	500	1.000	2.000	4.000	6.000	8.000
Subject to the foregoing, throughout a calendar year, the Reserved Capacity shall be allocated linearly on a monthly basis with respect to wafer output, with an allowable deviation of +[***]% /- [***]% per month. During the ramp up phases, the allowable deviation shall be in accordance with the respective ramp up plan.
2.	140nm to 110nm Conversion on 200mm

The Reserved Capacity in 200mm Wafer size shall be converted from the 140nm Contract Process to the 110nm Contract Process pursuant to Section 2.1 of the Agreement. In any event, by the end of the calendar year 2004, the Reserved Capacity of 20.000 wspm in 200mm Wafer size shall be available using the 110nm Contract Process.

3.	100nm to 90nm Conversion on 300mm

The Reserved Capacity in 300mm Wafer size shall be provided using the 110nm Contract Process and the 90nm Contract Process and the conversion from 110nm to 90nm shall be made pursuant to Section 2.1c of the Agreement.

4.	Volume Adjustment

4.1	When the Margin according to any of the models referred to in Annex 1 of the Agreement is

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negative, then each Party shall have the right to adjust the wspm volume set forth on this Annex 2 of the respective negative Margin bearing Contract Product; provided that the Parties shall resume their obligations under the full Reserved Capacity as soon as the Margin becomes positive.

4.2	On a monthly basis, the Parties will discuss in good faith the extent and timing of a reduction in volume in accordance with Section 3.2.2 of the Agreement and taking into consideration Infineon’s then outstanding delivery obligations for Contract Products to its customers. Further, in no event shall the Reserved Capacity for 300mm Wafers be reduced below [***] wspm.

4.3	In addition, in order to prevent SMIC from requesting a wspm volume reduction, Infineon shall have the right to compensate SMIC for the lacking US Dollar amount which causes the Margin to become negative, in which case the then current wspm volume shall not be reduced.

4.4	The Parties acknowledge that the ongoing ramp up of the Reserved Capacity for 200mm Wafers, as of January 2004, has reached a volume of [***] wspm. SMIC agrees to increase the number of actual Wafer starts to said [***] Wafers from February 2004 on (“[***] Wafer In”). Only after [***] Wafer In have been reached, the wspm volume may again become subject to adjustment pursuant to this Section 4.

5.	Cycle Time

SMIC shall use best efforts to achieve an actual cycle time for processing a Wafer of equal or less than [***] times the physical cycle time for processing such Wafer (i.e. flow factor [***]). During the ramp up phase of a new Contract Process, typical longer actual cycle times resulting from use of multiple one of a kind tools shall not result in a breach of this provision.

6.	Capacity used under the Disclosure and License Agreement

The Disclosure and License Agreement may allow SMIC to use certain portions of the Reserved Capacity for the manufacture of products to certain third parties, subject to the terms and conditions of said Disclosure and License Agreement, in which case the number of Contract Products Infineon shall purchase under the Reserved Capacity shall be reduced by the number of Contract Products SMIC manufactures for third parties.
—End of Annex 2—

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